UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 28, 2007

Date of Report (date of earliest event reported)
OMNITURE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-52076	87-0619936

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
550 East Timpanogos Circle
Orem, UT 84097

(Address of principal executive offices, including zip code)
(801) 722-7000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On March 28, 2007, Omniture, Inc. (the “Company”) and John Pestana, Executive Vice President, Customer Success and Chairman of the Company’s Board of Directors, entered into a separation agreement (the “Separation Agreement”) whereby Mr. Pestana will resign from his position as Executive Vice President, Customer Success effective upon November 15, 2007 (the “Separation Date”). Mr. Pestana will continue to serve on the Company’s Board of Directors.
     (e) The Separation Agreement provides that the Company shall, subject to Mr. Pestana entering into a release of claims following the Separation Date that will provide the Company a general release and in which Mr. Pestana will agree to certain restrictive covenants, including confidentiality, and non-competition and non-solicitation for a period of 18 months after the Separation Date, reimburse Mr. Pestana 100% of the cost of the COBRA premiums for the Company’s group health, dental and/or vision plans for himself and his covered dependents for up to 18 months after the Separation Date. Mr. Pestana agreed that his separation from the Company on the Separation Date will not constitute a constructive termination, termination without cause, or any other termination triggering severance benefits under the terms of his certain employment agreement with the Company dated April 21, 2004, as amended and restated in its entirety effective June 7, 2006 (the “Employment Agreement”). If, however, Mr. Pestana’s employment terminates prior to the Separation Date, any severance benefits and obligations shall be governed by the terms of the Employment Agreement. Further, Mr. Pestana agreed that the entry into the Separation Agreement and the Company’s reduction or restructuring of his authority and duties between the date of the Separation Agreement and the Separation Date (the “Transition Period”) shall not constitute grounds for either a constructive termination or a termination without cause under the Employment Agreement. Otherwise, the provisions of the Employment Agreement remain in effect during the Transition Period.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Text of press release of Omniture, Inc. issued on March 28, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.
	By:	/s/ Michael S. Herring
Michael S. Herring
Dated: March 29, 2007		Chief Financial Officer and Executive Vice President

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Text of press release of Omniture, Inc. issued on March 28, 2007.